                                                                   EXHIBIT 10.41

                       FIRST AMENDMENT TO CREDIT AGREEMENT


        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of May 14, 1998, by and between SMART MODULAR TECHNOLOGIES, INC., a California Corporation ("Borrower"), SMART MODULAR TECHNOLOGIES (EUROPE) LIMITED, a private limited company incorporated in England, ("Smart(Europe)") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

        WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 1, 1998, as amended from time to time ("Credit Agreement").

        WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

        1. Section 4.9(a) is hereby deleted in its entirety, and the following substituted therefor:

                "(a) Tangible Net Worth not less than $230,000,000.00 as of October 31, 1997, plus, thereafter, on a cumulative basis, an amount equal to 80% of net income after taxes (with no deduction for losses) and 100% of proceeds of new equity (less reasonable and customary costs of issuance) since October 31, 1997, less the effect of any stock repurchase up to $50,000,000.00, determined as of each fiscal quarter end, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets."

        2. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

        3. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.



                                        WELLS FARGO BANK,
SMART MODULAR                             NATIONAL ASSOCIATION
 TECHNOLOGIES, INC.


By: /s/ DAVID B. MULLIN                 By: /s/ KAREN BARONE
   --------------------------------        -------------------------------------
                                           Karen Barone
Title: CFO                                 Vice President
      -----------------------------


SMART MODULAR TECHNOLOGIES (EUROPE), LIMITED

By: /s/ DAVID B. MULLIN
   -------------------------------

Title: CFO
      -----------------------------



                                      -2-